EXHIBIT 5

                            SQUIRE, SANDERS & DEMPSEY
                                     L.L.P.
                               Counsellors at Law
                             Two Renaissance Square
                      40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004

                                                        Telephone (602) 528-4000
                                                       Telecopier (602) 253-8129



                               January 29, 1999



VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     RE:  SkyMall, Inc.

Ladies and Gentlemen:

     This firm is counsel for SkyMall, Inc., a Nevada corporation (the "Company"). As such, we are familiar with the Articles of Incorporation, as amended, and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of an aggregate of 158,824 shares of the Company's $.001 par value Common Stock (collectively, the "Shares"), issuable upon exercise of outstanding warrants (the "Warrants"), which are the subject of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. We have acted as counsel for the Company with respect to certain matters in connection with the registration for resale of the Shares and in preparation of the required filings with the Securities and Exchange Commission. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinions hereinafter set forth below:

     Based upon the foregoing, it is our opinion that the Shares, upon issuance in accordance with the respective terms of the Warrants, will be validly issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus , which is part of the Registration Statement, and we hereby consent to the use of our name in such Registration Statement. We further

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U.S. Securities and Exchange Commission                         January 29, 1999
Page 2


consent to the filing of this opinion as Exhibit 5 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and Sale in such states.


                                      Respectfully Submitted,

                                      SQUIRE, SANDERS & DEMPSEY L.L.P.

                                      /s/ Squire, Sanders & Dempsey L.L.P.